Exhibit 10.3

ADDENDUM TO SECURITIES PURCHASE AGREEMENT

Addendum to Securities Purchase Agreement dated as of September 8, 2009 (this “Addendum”) by and between Celsius Holdings, Inc., a Nevada corporation, with principal executive offices located at 140 NE 4th Avenue, Suite C, Delray Beach, Florida 33483 (the “Company”), and Golden Gate Investors, Inc. (“Holder”).

WHEREAS, the Company and Holder entered into a Securities Purchase Agreement dated as of December 19, 2007.

WHEREAS, the Company and Holder wish to amend the said Securities Purchase Agreement dated December 19, 2007.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Holder and Company agree that rights to any and all of the Additional Debentures are hereby cancelled and terminated without penalty to either party.

2.           Holder and Company agree that the remaining principal balance of $250,000 of the Promissory Note due from Holder to the Company will be netted against the outstanding Debenture. This will leave a current principal balance of the Debenture of $346,000.

3.           Section IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS sub section H. Certain Restrictions is deleted in its entirety.

4.           The amendments provided in Sections 1 and 3, and the first sentence of Section 2 above, are contingent upon Company honoring all of Holder's Debenture conversions associated with the $346,000 Debenture balance, and the Company not objecting to Holder selling such shares under Rule 144; provided that, for each conversion, counsel for Holder (reasonably acceptable to the Company), provides the Company with a legal opinion as to the availability of Rule 144 to Holder.  For purposes of this provision, “reasonably acceptable” shall, that counsel for Holder providing the opinion to the Company has a current/valid professional liability policy of at least $1,000,000 per incident.

5.           All other terms and conditions remain the same.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

Celsius Holdings, Inc.                                                                                                Golden Gate Investors, Inc.

/s/ Jan Norelid_____________                                                                                /s/ Travis Huff_________
Jan Norelid, CFO                                                                                                          Travis Huff, Manager